EXHIBIT 24.1

                 CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration
Statement (Form S-8 No. 33-                 ) pertaining to the
Fruit of the Loom, Inc. Executive Incentive Compensation Plan and in the related Prospectus of our report dated February 14, 1995 with respect to the consolidated financial statements and schedules of Fruit of the Loom, Inc. included in the Annual Report (Form 10-
K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.




                        ERNST & YOUNG LLP

Chicago, Illinois
May 18, 1995